UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

BERMUDA	001-14669	74-2692550
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

CLARENDON HOUSE
CHURCH STREET
HAMILTON, BERMUDA
(Business address of registrant)

ONE HELEN OF TROY PLAZA
EL PASO, TEXAS 79912
(United States mailing address of registrant)

Registrant's telephone number, including area code: (915) 225-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1 of 4

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 21, 2005, Helen of Troy Limited (the "Company") and Gerald J. Rubin, the Chairman of the Board, Chief Executive Officer, and President of the Company, executed an amendment to that certain Amended and Restated Employment Agreement between the Company and Mr. Rubin dated March 1, 1999 (the "Agreement"). The amendment to the Agreement is effective as of April 15, 2005 and made the following changes:

1.	The term of the Agreement was reduced from five years to three years, renewing on a daily basis for a new three-year term as currently provided in the original Agreement.

2.	Reduced the period for annual severance payouts from five years to three years. The formula for calculating the amount of the annual severance payments required by the Agreement remains unchanged.

The foregoing is qualified in its entirety by reference to the amendment to the Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description.

10.1	Amendment to Amended and Restated Employment Agreement between Helen of Troy Limited and Gerald J. Rubin dated March 1, 1999.

2 of 4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED
April 26, 2005
Date	By:	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President, Finance and Chief Financial Officer

3 of 4

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement between Helen of Troy Limited and Gerald J. Rubin dated March 1, 1999.

4 of 4